CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Buffered Participation Securities due 2022	$700,000	$90.86

January 2020

Pricing Supplement No. 3,177
Registration Statement Nos. 333-221595; 333-221595-01
Dated January 13, 2020
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in International Equities

Buffered Participation Securities Based on the Value of the Worst Performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF due January 19, 2022

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered Participation Securities, or “securities,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide a minimum payment at maturity of only 20% of the stated principal amount and have the terms described in the accompanying product supplement for Participation Securities, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the securities will be based on the value of the worst performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF, which we refer to as the underlying shares. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the appreciation of the worst performing underlying shares, subject to the maximum payment at maturity. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to 80% of its respective initial share price, meaning that neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 20%, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying shares is less than 80% of its respective initial share price, meaning that either of the underlying shares has decreased from its respective initial share price by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the worst performing underlying shares beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Investors may lose up to 80% of the stated principal amount of the securities. Because the payment at maturity of the securities is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlying shares have appreciated or have not declined as much. The securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying shares and forgo current income and returns above the maximum payment at maturity in exchange for the buffer feature that applies to a limited range of performance of the worst performing underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	January 19, 2022
Underlying shares:	Xtrackers Harvest CSI 300 China A-Shares ETF (the “ASHR Shares”) and iShares® China Large-Cap ETF (the “FXI Shares”)
Aggregate principal amount:	$700,000
Payment at maturity:	If the final share price of each of the underlying shares is greater than its respective initial share price,
$1,000 + ($1,000 × participation rate × share percent change of the worst performing underlying shares) In no event will the payment at maturity exceed the maximum payment at maturity.
If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to 80% of its respective initial share price, meaning that neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 20%,
$1,000
If the final share price of either of the underlying shares is less than 80% of its initial share price, meaning that either of the underlying shares has decreased from its respective initial share price by an amount greater than the buffer amount of 20%,
($1,000 × share performance factor of the worst performing underlying shares) + $200
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than $200 per security at maturity
Share percent change:	With respect to each of the underlying shares, (final share price – initial share price) / initial share price
Worst performing underlying shares:	The underlying shares with the lesser share percent change
Share performance factor:	With respect to each of the underlying shares, final share price / initial share price
Initial share price:

With respect to the ASHR Shares, $30.88, which is the closing price of such underlying shares on the pricing date

With respect to the FXI Shares, $45.28, which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the valuation date times the adjustment factor of such underlying shares on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Valuation date:	January 13, 2022, subject to adjustment for non-trading days and certain market disruption events
Participation rate:	100%
Maximum payment at maturity:	$1,190 per security (119% of the stated principal amount)
Minimum payment at maturity:	$200 per security (20% of the stated principal amount)
Buffer amount:

20%. As a result of the buffer amount of 20%, the price at or above which each of the underlying shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the ASHR Shares, $24.704, which is 80% of its initial share price

With respect to the FXI Shares, $36.224, which is 80% of its initial share price

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	January 13, 2020
Original issue date:	January 16, 2020 (3 business days after the pricing date)
CUSIP / ISIN:	61770FCU8 / US61770FCU84
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$955.60 per security. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$27.50	$972.50
Total	$700,000	$19,250	$680,750
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $27.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Participation Securities.

(2)	See “Use of proceeds and hedging” on page 19.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Participation Securities dated November 16, 2017 Index Supplement dated November 16, 2017 Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF due January 19, 2022

Principal at Risk Securities

Investment Summary

The Buffered Participation Securities Based on the Value of the Worst Performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF due January 19, 2022 (the “securities”) can be used:

▪	To gain exposure to the worst performing of two international equity underlyings

▪	To achieve 100% participation in the worst performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF, subject to the maximum payment at maturity, if both underlying shares appreciate

▪	To obtain a buffer against a specified level of negative performance in the worst performing underlying shares

If the final share price of either of the underlying shares is less than 80% of its respective initial share price, investors will be negatively exposed to the decline in the worst performing underlying shares beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	Approximately 2 years
Participation rate:	100%
Maximum payment at maturity:	$1,190 per security (119% of the stated principal amount)
Minimum payment at maturity:	$200 per security (20% of the stated principal amount). Investors may lose up to 80% of the stated principal amount of the securities.
Buffer amount:	20%, with 1-to-1 downside exposure to the worst performing underlying shares below the buffer
Coupon:	None
Listing:	The securities will not be listed on any securities exchange

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $955.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the participation rate, the buffer amount, the maximum payment at maturity and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF due January 19, 2022

Principal at Risk Securities

Key Investment Rationale

The securities offer direct exposure to the worst performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF, subject to the maximum payment at maturity, to the extent that the final share price of each of the underlying shares is greater than its respective initial share price. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus 100% of the appreciation of the worst performing underlying shares, subject to the maximum payment at maturity. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to 80% of its respective initial share price, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying shares is less than its 80% of its respective initial share price, investors will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 80% of the stated principal amount of the securities. All payments on the securities are subject to our credit risk.

Leveraged Performance	The securities offer investors an opportunity to receive 100% of the positive return of the worst performing of the underlying shares, subject to the maximum payment at maturity, if both underlying shares have appreciated in value.
Upside Scenario	Both underlying shares increase in value, and, at maturity, the securities redeem for the stated principal amount of $1,000 plus 100% of the share percent change of the worst performing underlying shares, subject to the maximum payment at maturity of $1,190 per security (119% of the stated principal amount).
Par Scenario	The final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to 80% of its initial share price. At maturity, the securities redeem for the stated principal amount of $1,000.
Downside Scenario

The final share price of either of the underlying shares is less than 80% of its respective initial share price.

In this case, the securities redeem for less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying shares over the term of the securities, plus the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount per securities. For example, if the final share price of the worst performing underlying shares is 80% less than its initial share price, the securities will be redeemed at maturity for a loss of 60% of principal at $400, or 40% of the stated principal amount. The minimum payment at maturity is $200 per security. You could lose up to 80% of your investment

Because the payment at maturity of the securities is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond the specified buffer amount will result in a loss, and potentially a significant loss, of your investment, even if the other underlying shares have appreciated or have not declined as much.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF due January 19, 2022

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The actual initial share price for each of the underlying shares is set forth on the cover of this document. Any payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Participation rate:	100%
Maximum payment at maturity:	$1,190
Hypothetical initial share price:	With respect to the ASHR Shares: $30 With respect to the FXI Shares: $40
Minimum payment at maturity:	$200 per security (20% of the stated principal amount)
Buffer amount:	20%

EXAMPLE 1: The final share price of each of the underlying shares is significantly greater than its respective initial share price.

Final share price		ASHR Shares: $39
FXI Shares: $56
Share percent change		ASHR Shares: ($39 – $30) / $30 = 30% FXI Shares: ($56 – $40) / $40 = 40%
Payment at maturity	=	$1,000 + ($1,000 × participation rate × share percent change of the worst performing underlying shares), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 × 100% × 30%), subject to the maximum payment at maturity
	=	$1,190

In example 1, the final share prices of both the ASHR Shares and the FXI Shares are greater than their initial share prices. The ASHR Shares have appreciated by 30% while the FXI Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 100% of the appreciation of the worst performing underlying shares, which are the ASHR Shares in this example, subject to the maximum payment at maturity. Because the payment at maturity cannot exceed the maximum payment at maturity, investors receive $1,190 per security at maturity.

EXAMPLE 2: The final share price of each of the underlying shares is greater than its respective initial share price.

Final share price		ASHR Shares: $33
FXI Shares: $56
Share percent change		ASHR Shares: ($33 – $30) / $30 = 10% FXI Shares: ($56 – $40) / $40 = 40%
Payment at maturity	=	$1,000 + ($1,000 × participation rate × share percent change of the worst performing underlying shares), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 × 100% × 10%), subject to the maximum payment at maturity
	=	$1,100

In example 2, the final share prices of both the ASHR Shares and the FXI Shares are greater than their initial share prices. The ASHR Shares have appreciated by 10% while the FXI Shares have appreciated by 40%. Therefore, investors receive at maturity

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF due January 19, 2022

Principal at Risk Securities

the stated principal amount plus 100% of the appreciation of the worst performing underlying shares, which are the ASHR Shares in this example, subject to the maximum payment at maturity. Investors receive $1,100 per security at maturity.

EXAMPLE 3: The final share price of one of the underlying shares is greater than its respective initial share price while the final share price of the other underlying shares is less than its respective initial share price but neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 20%.

Final share price		ASHR Shares: $42
		FXI Shares: $38
Share percent change		ASHR Shares: ($42 – $30) / $30 = 40% FXI Shares: ($38 – $40) / $40 = -5%
Payment at maturity	=	$1,000

In example 3, the final share price of the ASHR Shares is greater than its respective initial value, while the final share price of the FXI Shares is less than its respective initial share price. While the ASHR Shares have appreciated by 40%, the FXI Shares have declined by 5%, but neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 20%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per security at maturity.

EXAMPLE 4: The final share price of one of the underlying shares is greater than its respective initial share price while the final share price of the other underlying shares is less than its 80% of its respective initial share price.

Final share price		ASHR Shares: $33
FXI Shares: $20
Share percent change		ASHR Shares: ($33 – $30) / $30 = 10% FXI Shares: ($20 – $40) / $40 = -50%
Share performance factor		ASHR Shares: $33 / $30 = 110% FXI Shares: $20 / $40 = 50%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying shares + $200
	=	$(1,000 × 50%) + $200
	=	$700

In example 4, the final share price of the ASHR Shares is greater than its respective initial share price, while the final share price of the FXI Shares is less than 80% of its respective initial share price. While the ASHR Shares have appreciated by 10%, the FXI Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the FXI Shares, which are the worst performing underlying shares in this example, beyond the buffer amount of 20%, and receive a payment at maturity of $700 per security. In this example, investors are exposed to the negative performance of the worst performing underlying shares even though the other underlying shares have appreciated in value by 10%, because the final share price of each of the underlying shares is not greater than or equal to 80% of its respective initial share price.

EXAMPLE 5: The final share price of each of the underlying shares is less than its respective initial share price, but neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 20%.

Final share price		ASHR Shares: $28.50
		FXI Shares: $37.60
Share percent change		ASHR Shares: ($28.50 – $30) / $30 = -5% FXI Shares: ($37.60 – $40) / $40 = -6%
Payment at maturity	=	$1,000

In example 5, the final share price of each of the underlying shares is less than its respective initial share price, but neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 20%. The ASHR

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF due January 19, 2022

Principal at Risk Securities

Shares have declined by 5% while the FXI Shares have declined by 6%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per security at maturity.

EXAMPLE 6: The final share price of each of the underlying shares is less than 80% of its respective initial share price.

Final share price		ASHR Shares: $9
FXI Shares: $16
Share percent change		ASHR Shares: ($9 – $30) / $30 = -70% FXI Shares: ($16 – $40) / $40 = -60%
Share performance factor		ASHR Shares: $9 / $30 = 30% FXI Shares: $16 / $40 = 40%
Payment at maturity	=	$1,000 × (share performance factor of the worst performing underlying shares) + $200
	=	$(1,000 × 30%) + $200
	=	$500

In example 6, the final share prices of both the ASHR Shares and the FXI Shares are less than their respective initial share prices by an amount greater than the buffer amount of 20%. The ASHR Shares have declined by 70% while the FXI Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the ASHR Shares, which are the worst performing underlying shares in this example, beyond the buffer amount of 20%, and receive a payment at maturity of $500 per security.

Because the payment at maturity of the securities is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond the buffer amount of 20% will result in a loss, and potentially a significant loss, of your investment, even if the other underlying shares have appreciated or have not declined as much.

January 2020	Page 6

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF due January 19, 2022

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for Participation Securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount of the securities. If the final share price of either of the underlying shares is less than 80% of its respective initial share price, you will receive for each security that you hold a payment at maturity that is less than the stated principal amount of each security by an amount proportionate to the decline in the value of the worst performing underlying shares from its initial share price, plus $200 per security. Accordingly, investors may lose up to 80% of the stated principal amount of the securities.

▪	The appreciation potential of the securities is limited by the maximum payment at maturity. The appreciation potential of the securities is limited by the maximum payment at maturity of $1,190 per security, or 119% of the stated principal amount. Although the participation rate provides 100% exposure to any increase in the final share price of the worst performing underlying shares over its initial share price, because the payment at maturity will be limited to 119% of the stated principal amount for the securities, any increase in the final share price of the worst performing underlying shares over its initial share price by more than 19% of its initial share price will not further increase the return on the securities.

▪	You are exposed to the price risk of both underlying shares. Your return on the securities it not linked to a basket consisting of both underlying shares. Rather, it will be based upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying shares. Poor performance by either of the underlying shares over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. If either of the underlying shares declines to below 80% of its respective share price as of the valuation date, you will lose some or a significant portion of your investment, even if the other underlying shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of both underlying shares.

▪	Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With two underlying shares, it is more likely that either of the underlying shares will decline to below 80% of its initial share price as of the valuation date than if the securities were linked to only one of the underlying shares. Therefore it is more likely that you will suffer a loss on your investment.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including the value, volatility and dividend yield of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlying shares may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Xtrackers Harvest CSI 300 China A-Shares ETF Overview” and “iShares® China Large-Cap ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	There are risks associated with investments in securities, such as the securities, linked to the value of foreign (and especially emerging markets) equity securities. The ASHR Shares track the performance of the CSI 300 Index, which is linked to the value of foreign equity securities. The FXI Shares track the performance of the FTSE China 50 Index, which is linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the Xtrackers Harvest CSI 300 China A-Shares ETF and the iShares® China Large-Cap ETF due January 19, 2022

Principal at Risk Securities

available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

In addition, the stocks included in the CSI 300 Index and that are generally tracked by the ASHR Shares, and the stocks included in the FTSE China 50 Index and that are generally tracked by the FXI Shares, have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

▪	The prices of the ASHR Shares and the FXI Shares are subject to currency exchange risk. Because the prices of the ASHR Shares and the FXI Shares are related to the U.S. dollar value of stocks underlying the CSI 300 Index and the FTSE China 50 Index, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the CSI 300 Index or the FTSE China 50 Index, the final level of the relevant underlying will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the CSI 300 Index, the FTSE China 50 Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the CSI 300 Index or the FTSE China 50 Index and the United States and other countries important to international trade and finance.

▪	There are risks associated with investments in securities, such as the securities, linked to China A-shares. The component securities held by the ASHR Shares have been issued by mainland Chinese companies that trade on mainland Chinese exchanges, and the ASHR Shares are therefore subject to the risks of investing in mainland China. These risks include, among others, (a) more frequent (and potentially widespread) trading suspensions and government interventions with respect to Chinese issuers, resulting in lack of liquidity and/or price volatility, (b) currency revaluations and other currency exchange rate fluctuations or blockages, (c) the nature and extent of intervention by the Chinese government in the Chinese securities markets (including both direct and indirect market-stabilization efforts, which may affect valuations of Chinese companies), whether or not such intervention will continue and the impact of such intervention or its discontinuation, (d) the risk of nationalization or expropriation of assets, (e) the risk that the Chinese government may decide not to continue to support economic reform programs, (f) limitations on the use of brokers (or action by the Chinese government that discourages brokers from serving international clients), (g) higher rates of inflation, (h) greater political, economic and social uncertainty, (i) higher market volatility caused by any potential regional territorial conflicts or natural disasters, (j) the risk of

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increased trade tariffs, embargoes and other trade limitations, (k) restrictions on foreign ownership, (l) custody risks associated with investing through programs to access the Chinese securities markets, (m) both interim and permanent market regulations, which may affect the ability of certain stockholders to sell Chinese securities when it would otherwise be advisable, and (n) different and less stringent financial reporting standards.

The component securities held by the ASHR Shares are China A-shares. A-shares are equity securities issued by companies incorporated in mainland China and traded in Chinese renminbi on the Shenzhen and Shanghai Stock Exchanges. A-shares are subject to regulation by Chinese authorities, including regulations that limit the amount of shares of equity securities that may be held, or transacted in, by foreign investors. These regulations may adversely affect the price of A-shares. A-shares may be less liquid and subject to greater volatility, including as a result of actions by the Chinese government, than securities trading on international exchanges outside of mainland China.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected

▪	The amount payable on the securities is not linked to the values of the underlying shares at any time other than the valuation date. The final share price of each of the underlying shares will be based on the closing price of such underlying shares on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if both underlying shares appreciate prior to the valuation date but the value of either of the underlying shares drops by the valuation date to less than 80% of its initial share price, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlying shares prior to such drop. Although the actual values of the underlying shares on the stated maturity date or at other times during the term of the securities may be higher than their respective final share prices, the payment at maturity will be based solely on the closing prices on the valuation date.

▪	Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

▪	Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to the ASHR Shares, Harvest Global Investments Limited, and the investment advisor to the FXI Shares, BlackRock Fund Advisors, each seek investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisors may add, delete or substitute the stocks composing the respective

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underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publishers of the share underlying indices are responsible for calculating and maintaining the share underlying indices. The publishers may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publishers of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the valuation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

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However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying shares and the share underlying indices), including trading in the stocks that constitute the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of either of the underlying shares, and, therefore, could increase the value at or above which such underlying shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of either of the underlying shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying shares).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices and the final share prices, including whether either of the underlying shares have decreased to below 80% of the respective initial share price, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the final share price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Alternate

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Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Participation Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for Participation Securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for Participation Securities). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Xtrackers Harvest CSI 300 China A-Shares ETF Overview

The Xtrackers Harvest CSI 300 China A-Shares ETF is an exchange-traded fund that seeks investment results that correspond generally to the performance, before fees and expenses, of the CSI 300 Index. The Xtrackers Harvest CSI 300 China A-Shares ETF is managed by DBX Advisors LLC (“DBXA”). The Xtrackers Harvest CSI 300 China A-Shares ETF is part of the DBX ETF Trust, a registered investment company that consists of numerous separate investment portfolios, including the Xtrackers Harvest CSI 300 China A-Shares ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by DBX ETF Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-170122 and 811-22487, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on January 13, 2020:

Bloomberg Ticker Symbol:	ASHR UP
Current Share Price:	$30.88
52 Weeks Ago:	$22.75
52 Week High (on 1/13/2020):	$30.88
52 Week Low (on 1/14/2019):	$22.75

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the ASHR Shares for each quarter from January 1, 2015 through January 13, 2020. The closing price of the ASHR Shares on January 13, 2020 was $30.88. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The ASHR Shares have at times experienced periods of high volatility, and you should not take the historical values of the ASHR Shares as an indication of future performance.

Xtrackers Harvest CSI 300 China A-Shares ETF (CUSIP 233051879)	High ($)	Low ($)	Period End ($)
2015
First Quarter	42.89	33.67	41.64
Second Quarter	55.17	42.32	46.01
Third Quarter	44.30	30.11	32.34
Fourth Quarter	38.30	27.99	27.99
2016
First Quarter	25.96	21.08	24.55
Second Quarter	25.19	22.68	23.76
Third Quarter	26.02	23.59	24.58
Fourth Quarter	26.18	23.45	23.45
2017
First Quarter	25.50	23.89	25.13
Second Quarter	27.26	24.02	27.26
Third Quarter	30.00	27.05	29.19
Fourth Quarter	32.45	29.26	31.03
2018
First Quarter	34.85	29.77	31.28
Second Quarter	31.39	25.89	26.53
Third Quarter	27.01	23.56	25.35
Fourth Quarter	25.40	21.68	21.93
2019
First Quarter	28.78	21.51	28.73
Second Quarter	30.79	25.66	28.16
Third Quarter	29.00	25.61	27.09
Fourth Quarter	29.64	26.81	29.64
2020

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Xtrackers Harvest CSI 300 China A-Shares ETF (CUSIP 233051879)	High ($)	Low ($)	Period End ($)
First Quarter (through January 13, 2020)	30.88	29.89	30.88

ASHR Shares Daily Closing Prices January 1, 2015 to January 13, 2020

This document relates only to the securities referenced hereby and does not relate to the ASHR Shares. We have derived all disclosures contained in this document regarding DBXA from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to DBXA. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding DBXA is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the ASHR Shares (and therefore the price of the ASHR Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning DBXA could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ASHR Shares.

We and/or our affiliates may presently or from time to time engage in business with DBXA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to DBXA, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the ASHR Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of DBXA as in your judgment is appropriate to make an informed decision with respect to an investment linked to the ASHR Shares.

The CSI 300 Index. The CSI 300 Index is calculated, maintained and published by China Securities Index Company Limited. The CSI 300 Index consists of 300 of the largest and most liquid A-shares and aims to reflect the overall performance of the China A-share market. A-shares are equity securities issued by companies incorporated in mainland China and traded in Chinese renminbi on the Shenzhen and Shanghai Stock Exchanges.

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iShares® China Large-Cap ETF Overview

The iShares® China Large-Cap ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 50 Index. The iShares® China Large-Cap ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® China Large-Cap ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on January 13, 2020:

Bloomberg Ticker Symbol:	FXI UP
Current Share Price:	$45.28
52 Weeks Ago:	$39.91
52 Week High (on 4/5/2019):	$45.85
52 Week Low (on 8/14/2019):	$37.67

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the FXI Shares for each quarter from January 1, 2015 through January 13, 2020. The closing price of the FXI Shares on January 13, 2020 was $45.28. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The FXI Shares have at times experienced periods of high volatility, and you should not take the historical values of the FXI Shares as an indication of future performance.

iShares® China Large-Cap ETF (CUSIP 464287184)	High ($)	Low ($)	Period End ($)
2015
First Quarter	44.74	40.77	44.45
Second Quarter	52.72	45.00	46.10
Third Quarter	45.81	33.58	35.47
Fourth Quarter	40.37	34.53	35.29
2016
First Quarter	34.15	28.44	33.77
Second Quarter	35.12	31.24	34.22
Third Quarter	39.02	33.45	38.01
Fourth Quarter	39.04	33.97	34.71
2017
First Quarter	39.62	35.15	38.49
Second Quarter	40.60	37.58	39.71
Third Quarter	45.07	39.48	44.04
Fourth Quarter	48.32	44.18	46.17
2018
First Quarter	54.00	45.97	47.24
Second Quarter	48.77	41.99	42.97
Third Quarter	44.29	40.39	42.82
Fourth Quarter	43.02	38.26	39.08
2019
First Quarter	45.17	38.09	44.27
Second Quarter	45.85	39.93	42.77
Third Quarter	43.40	37.67	39.80
Fourth Quarter	43.71	39.63	43.63
2020
First Quarter (through January 13, 2020)	45.28	43.91	45.28

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FXI Shares Daily Closing Prices January 1, 2015 to January 13, 2020

This document relates only to the securities referenced hereby and does not relate to the FXI Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the FXI Shares (and therefore the price of the FXI Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the FXI Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the FXI Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the FXI Shares.

“iShares®” is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The FTSE China 50 Index. The FTSE China 50 Index is a stock index calculated, published and disseminated by FTSE Russell, a company wholly owned by the London Stock Exchange Group Plc (the “LSE”), and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the Hong Kong Stock Exchange (“HKSE”). The FTSE China 50 Index is described in “FTSE China 50 Index” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying indices:	With respect to the ASHR Shares, the CSI 300 Index With respect to the FXI Shares, the FTSE China 50 Index
Share underlying index publishers:	With respect to the ASHR Shares, China Securities Index Company Limited, or any successor thereof. With respect to the FXI Shares, FTSE Russell, or any successor thereof.
Interest:	None
Denominations:	$1,000 per security and integral multiples thereof
Postponement of maturity date:	If the scheduled valuation date is not a trading day with respect to either of the underlying shares or if a market disruption event occurs with respect to either of the underlying shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following the latest valuation date as postponed with respect to either of the underlying shares.
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.
Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Participation Securities, the following U.S. federal income tax consequences should result based on current law:
▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.
▪ Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for Participation Securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Participation Securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S.

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equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Participation Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Participation Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of one or both of the underlying shares on the pricing date, and therefore could increase the price at or above which such underlying shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the stocks constituting the underlying shares, futures or options contracts on the underlying shares or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be

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unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either of the underlying shares, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity (depending also on the performance of the other underlying shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for Participation Securities.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Section 4975 of the Code generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of

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any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to

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purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $27.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for Participation Securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Participation Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Participation Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for Participation Securities, the index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for Participation Securities dated November 16, 2017

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Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for Participation Securities or in the prospectus.

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